UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2009

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 20, 2009, Arrowhead Research Corporation (the “Company”) received a staff deficiency letter from the NASDAQ Stock Market indicating that, based on the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, the Company does not comply with the minimum stockholders’ equity requirement of $2.5 million for continued listing on the NASDAQ Capital Market as set forth in NASDAQ Marketplace Rule 4450(a)(3). The NASDAQ staff is reviewing the Company’s eligibility for continued listing on the NASDAQ Capital Market and the Company has provided a specific plan to achieve and sustain compliance with the NASDAQ Capital Market listing requirements, including a time frame for completion of the plan.

On May 27, 2009, the Company issued a press release announcing that it had received the letter from NASDAQ. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release dated May 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 27, 2009

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Paul C. McDonnel
Paul C. McDonnel
Chief Financial Officer